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                                                                    EXHIBIT 10.4

                           LIMITED EXCLUSIVE MARKETING
                               BILATERAL AGREEMENT

         BE IT RESOLVED, that in consideration of the desire of B. Keith Parker, individually and as Chairman-of-the-board and CEO of Moonlighting Distribution Corporation-USA dba Moonlighting International, hereinafter referred to as Grantor, and Summit Technologies, Inc., hereinafter referred to as Licensee, the parties to this agreement do hereby agree to the mutual promises and covenants contained herein;

1. Grantor agrees to assign to Licensee limited exclusive marketing rights to the product FireKare, FirePower 911, Super Cold Fire, Flame Out. The limitation herewith shall be dependent on a license fee being paid to the Grantor in the amount of $10,000 by Licensee, and meeting the annual production schedule contained in exhibit A to this agreement. Grantor agrees that any new technology or product enhancements shall transfer in product improvements to the Licensee. (Exhibit A shall consist of the exact provisions granted Keith Parker/Moonlighting International by BioGenesis Enterprises, Inc.)

2. Grantor agrees that Licensee may utilize the names Grantor is assigning to Licensee, more specifically Moonlighting International. Further, Grantor gives Licensee the right to develop new names by which to market the product. Names being assigned by virtue of this agreement are FireKare, FirePower 911TM, Super Cold FireTM and/or Flame OutTM.

3. Grantor agrees to a unit pricing based on the Pricing Schedule Exhibit B. Grantor retains the right to increase pricing to Licensee only in the event that such increase would result from increased manufacturing cost of product because of increased pricing from BioGenesis Inc. or packaging costs. Such increase, if any, would be verifiable to Licensee. Exhibit B shall consist of the exact same pricing provision granted Keith Parker/Moonlighting International by BioGenesis Enterprises, Inc.

4. Grantor warrants to Licensee that there shall be no other sales of this unique formulation except to Licensee, unless Licensee fails to meet the production quota or grandfathered accounts. This grandfathered account is Moonlighting International-Philippines for FirePower 911TM cans.

5. Licensee represents that the $10,000 license fee has been solicited and is being paid for the sole purpose of marketing exclusively this FireKare, FirePower 911TM, Super Cold FireTM and/or FlameOutTM. (subject to conditions in paragraph 4) Grantor expressly grants to Licensee the rights of electronic



                                                                    Exhibit 10.4
                                                               Page 1 of 3 Pages

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         media, direct sales, retail, mail-order and/or multi-level sales opportunities. Direct Sales shall be so broad in scope that this will cover any type of marketing endeavor.

6. Grantor agrees that this agreement shall remain in effect with Licensee, their heirs, successors or assigns so long as the production requirements of Exhibit A are continually met.

7. In the event of any dispute in connection herewith, The AMERICAN ARBITRATION ASSOCIATION, and the laws thereof shall prevail. Court costs and attorneys fees shall be paid by the non-prevailing party.

8. Grantor agrees that Licensee shall have the first right of refusal on all products manufactured by Moonlighting Distribution Corporation-USA with exception of the Pannache by Paula skin care line. Grantor's role to Licensee shall be that of manufacturer/supplier for Licensee.

9. Each party hereto stipulates that any and all names, telex, faxes, or telephone numbers and fax numbers, and any other matters, arising between the parties and properly identified as confidential in accordance with paragraph 7, hereto shall be kept totally confidential and not be further distributed without permission by the other party to do so.

10. For this agreement to be applicable to a specific matter, the providing party shall identify the matter to the receiving party in writing citing this agreement.

11. This agreement may be terminated for just cause as outlined herein and only by the stipulations set forth in this agreement.

In witness thereof, we have subscribed our names thereto and agree that this agreement became effective the 6th of October, 1997.

For Moonlighting Distribution                   For Summit Technologies, Inc.
Corporation-USA

/s/ Paula Parker                                /s/ B. Keith Parker
Paula Parker, President                         B. Keith Parker, Chairman/CEO


Individually

/s/ B. Keith Parker
B. Keith Parker, Individually



                                                                    Exhibit 10.4
                                                               Page 2 of 3 Pages

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State of Texas
County of Gregg

This Instrument was acknowledged before me on 10-6-97 by Keith Parker and Paula Parker.

                                                /s/ Jennifer L. Woolbert
    (Seal)                                      Notary Public, State of Texas

                                                My commission expires 7-25-2001



                                                                    Exhibit 10.4
                                                               Page 3 of 3 Pages